Exhibit 16

March 21, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01 of Form 8-K for the event that occurred on March 19, 2012, to be filed by Aoxing Pharmaceutical Company, Inc. We agree with the statements made concerning our firm.

Sincerely,

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.